Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-150986 on Form S-8 of our report dated June 17, 2011, relating to the financial statements and supplemental schedule of the United Airlines Flight Attendant 401(k) Plan appearing in this Annual Report on Form 11-K of the United Airlines Flight Attendant 401(k) Plan for the year ended December 31, 2010.

/s/ Washington, Pittman & McKeever, LLC

Chicago, IL

June 17, 2011